EXHIBIT 99.1

NEWS RELEASE	OTCQB: ITGC

INTERNATIONAL GOLD CORP. CORPORATE UPDATE

Vancouver, B.C., May 18, 2015 – International Gold Corp. (the “Company”) is pleased to announce that on May 12, 2015, the Company completed a merger with its wholly owned subsidiary, Lode-Star Mining Inc., and formally assumed the subsidiary’s name by filing Articles of Merger with the Nevada Secretary of State (the “Name Change”).  The subsidiary was incorporated entirely for the purpose of effecting the Name Change and the merger did not affect the Company’s corporate structure in any other way.

The Company is in the process of submitting the required documentation to the Financial Industry Regulatory Authority (“FINRA”) to process the Name Change, but will continue to trade under the name International Gold Corp. and the symbol “ITGC” until such time as FINRA has declared the Name Change effective.  Once completed, the Company will announce the market effective date and its new trading symbol.

For more information please contact:

Mark Walmesley, President and CEO
Lode-Star Mining Inc. (formerly International Gold Corp.)
Phone: 778-370-1372
Email: markw@internationalgoldcorp.com

Safe Harbor Statement and Forward-Looking Statements

This news release may contain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Forward-looking statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.  Except as required by law, the Company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.